UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813

Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2007, the compensation and organization committee of the board of directors of The Pantry, Inc. approved the Form of Award Agreement (Awarding Incentive Stock Option to Employee) (the “Form of Award”) for The Pantry, Inc. 2007 Omnibus Plan (the “Plan”). Options granted pursuant to the Form of Award will have a seven year life and will vest in three equal, annual installments. A copy of the Form of Award is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The terms of the Plan are set forth in the section entitled “Proposal 2: Approval of The Pantry, Inc. 2007 Omnibus Plan” of the Company’s definitive proxy statement for the Company’s annual meeting filed with the Securities and Exchange Commission (“SEC”) on January 26, 2007, and a copy of the Plan is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Award Agreement (Awarding Incentive Stock Option to Employee) for The Pantry, Inc. 2007 Omnibus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly
Vice President, Finance, Chief Financial Officer and Secretary

Date: June 22, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Award Agreement (Awarding Incentive Stock Option to Employee) for The Pantry, Inc. 2007 Omnibus Plan